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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                              Dated August 31, 2006

                                       of


                                ZALE CORPORATION

                             A Delaware Corporation
                   IRS Employer Identification No. 75-0675400
                            SEC File Number 001-04129

                            901 West Walnut Hill Lane
                               Irving, Texas 75038
                                 (972) 580-4000




[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))



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Item 1.01. Entry into a Material Definitive Agreement

     The stock incentive plans of Zale Corporation (the "Company") historically have provided for the exercise or base price for stock options and stock appreciation rights to equal the closing price on the day preceding the day of grant. In response to the compensation disclosure rules recently adopted by the Securities and Exchange Commission, the Company's Board of Directors concluded that it would be preferable for the exercise or base price to instead be the closing price on the day of grant. As a result, on August 29, 2006, the Board of Directors approved amendments to both the Zale Corporation 2003 Incentive Stock Plan (the "2003 Plan") and the Zale Corporation Outside Directors' 2005 Stock Incentive Plan (the "2005 Plan") changing the exercise or base price to the closing price on the day of grant for grants made subsequent to the amendments.

     Stock options granted under the 2003 Plan and 2005 Plan are made pursuant to individual agreements, the forms of which have been filed as exhibits to the Company's Annual Report on Form 10-K. In addition, the form of non-qualified stock option award agreement under the 2003 Plan is attached hereto as Exhibit 10.1.


Item 2.02. Results of Operations and Financial Condition

     On August 31, 2006, the Company issued a press release reporting its financial results for the fourth fiscal quarter and full year ended July 31, 2006. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

     The attached press release includes a presentation of earnings and earnings per share for the fourth quarter ended July 31, 2006, excluding inventory write-downs at the Zales and Bailey Banks & Biddle brands, a charge related to the termination of an information technology initiative that does not meet the needs of the business, and an asset impairment charge related to certain test stores, an after-tax accrued percent rent adjustment related to prior periods, and a net increase in taxes primarily related to Canadian earnings (together, the "fourth quarter charges"). In addition, the attached press release includes earnings and earnings per share for the twelve months ended July 31, 2006, that exclude the fourth quarter charges as well as a charge related to the closing of certain Bailey Banks & Biddle locations, a charge related to Chief Executive Officer and Chief Operating Officer severance, a benefit from the settlement of certain retirement benefit obligations, and a tax benefit related to income repatriated from Canada under the American Jobs Creation Act. Earnings and earnings per share excluding such items are not measures of financial performance under GAAP and should not be considered as alternatives to earnings and earnings per share as computed under GAAP for the applicable period.

     Management will use earnings and earnings per share measures adjusted to exclude these items as part of its evaluation of the performance of the Company. Further, the Company believes the adjusted earnings and earnings per share measures provide useful information to investors because the items excluded relate to events that had a significant impact during the quarter and will recur with unpredictable frequency and significance in the future.

     The information set forth under this Item 2.02 and in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




         ZALE CORPORATION
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         Registrant


Date: August 31, 2006                          By: /s/ Cynthia T. Gordon
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                                               Cynthia T. Gordon
                                               Senior Vice President,
                                               Controller
                                               (principal accounting officer
                                               of the Registrant)


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                                  EXHIBIT INDEX
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10.1              Zale Corporation 2003 Stock Incentive Plan, as Amended, Non
                  Qualified Stock Option Plan Agreement

99.1              Press Release of Zale Corporation issued August 31, 2006.